Exhibit 10.2

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GLATFELTER

Top Management Restricted Stock Unit Award Certificate

______________________________________________________________________________

Award Number:______________	Award Date:	—
Number of	Restricted Stock Units: _____	1st Tranche Vesting Date:	—
	2nd Tranche Vesting Date:	—
	3rd Tranche Vesting Date:	—

THIS CERTIFIES THAT Glatfelter (the “Company”) has on the Award Date specified above granted to        (the “Participant”) an award (the “Award”) to receive that number of Restricted Stock Units (the “RSUs”) indicated above in the box labeled “Number of Restricted Stock Units,” each RSU representing the right to receive one share of the Company’s common stock, $.01 par value per share (the “Common Stock”), subject to certain restrictions and on the terms and conditions contained in this Award Certificate and the Company’s Amended and Restated Long-Term Incentive Plan (the “Plan”). In the event of any conflict between the terms of the Plan and this Award Certificate, the terms of the Plan shall prevail. Any capitalized terms not defined herein shall have the meaning set forth in the Plan.

* * * *

1.	Rights of the Participant with Respect to the Restricted Stock Units.

(a) No Shareholder Rights. The RSUs granted pursuant to the Award do not and shall not entitle the Participant to any rights of a holder of Common Stock. The rights of the Participant with respect to the RSUs shall remain forfeitable at all times prior to the date on which such rights become vested, and the restrictions with respect to the RSUs lapse, in accordance with Section 2, 3 or 4.

(b) Dividend Equivalents. The Company shall pay to Participants holding RSUs outstanding on the record date for the payment of any dividend on the Common Stock an amount equal to the dividend such Participant would have received on the payment date therefor if the shares of Common Stock issuable in accordance with such RSUs had been issued and outstanding on such record date.

(c) Conversion of Restricted Stock Units; Issuance of Common Stock. No shares of Common Stock shall be issued to a Participant prior to the date on which the RSUs vest and the restrictions with respect to the RSUs lapse, in accordance with Section 2, 3 or 4. Neither this Section 1(c) nor any action taken pursuant to or in accordance with this Section 1(c) shall be construed to create a trust of any kind. After all restrictions with respect to vested RSUs lapse pursuant to Section 2, 3 or 4, the Company shall cause to be issued as soon as practicably possible, but in no event later than thirty (30) days following the date all restrictions lapse (subject to section 6(a)), in book-entry form, registered in the Participant’s name or in the name of the Participant’s legal representatives, beneficiaries or heirs, as the case may be, in payment for such RSUs that number of shares of Common Stock equal to the number of vested RSUs with respect to which the restrictions have lapsed.

2. Vesting. 1/3 of the total amount of RSUs awarded shall vest on each of the third, fourth, and fifth anniversaries of the date of the Award, and the restrictions with respect to the RSUs awarded shall lapse on the fifth anniversary of the date of the Award, if the Participant remains continuously employed by the Company or any of its subsidiaries until the respective vesting dates.

3. Early Vesting Upon Separation following Change in Control. Notwithstanding the other vesting provisions contained in Section 2, but subject to the other terms and conditions set forth herein, including Section 7 hereof, in the event of the Participant’s (i) involuntary Separation from Service by the Company other than for Cause or (ii) voluntary Separation from Service for Good Reason, which follows a Change in Control, as hereinafter defined, all of the RSUs that have been held for at least 6 months shall become immediately and unconditionally vested, and the restrictions with respect to such RSUs shall lapse.

4.	Forfeiture or Early Vesting Upon Separation from Service.

(a) Separation from Service Generally. If, prior to vesting of the RSUs pursuant to Section 2 or 3, the Participant ceases to be an employee of the Company or any of its subsidiaries for any reason (voluntary or involuntary), other than death, Disability or Retirement, then such nonvested RSUs shall be immediately and irrevocably forfeited. If, subsequent to vesting of the RSUs, the Participant ceases to be an employee for any reason without Cause, other than death, Disability or Retirement as described below under Section 4(b), the restrictions with respect to the vested RSUs shall continue until they would otherwise have lapsed if such employment had not terminated. If, subsequent to vesting of the RSUs, the Participant is terminated for Cause, all outstanding RSUs, whether vested or nonvested, shall be immediately and irrevocably forfeited.

(b) Death, Disability, or Retirement. Upon the Separation from Service due to death or Retirement of the Participant, or the termination of service of the Participant due to Disability (whether or not a Separation from Service) then an amount of unvested RSUs shall vest as described in Section 7(b)(ii) of the Plan. In accordance with the payment provisions of Section 7(d) of the Plan (subject to Section 6(a) hereof) the Company shall cause to be issued, in book-entry form, registered in the Participant’s name or in the name of the Participant’s legal representatives, beneficiaries or heirs, as the case may be, in payment for the RSUs with respect to which all restrictions have lapsed that number of shares of Common Stock equal to the number of RSUs with respect to which all restrictions have lapsed. All unvested RSUs (after giving effect to the first sentence of this subsection) on the date of such death, Disability or Retirement will be immediately and irrevocably forfeited.

5. Restriction on Transfer. The RSUs and any rights under the Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the Participant, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition of RSUs or other rights under the Award shall be void and unenforceable against the Company and shall result in the immediate forfeiture of such RSUs and rights. Notwithstanding the foregoing, the Participant may, in the manner established by the Compensation Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any shares of Common Stock issued or any cash paid with respect to the RSUs upon the death of the Participant.

6. Tax Matters; Compliance with Code section 409A.

(a) Distributions of Common Stock in payment for RSUs as described herein which represent a “deferral of compensation” within the meaning of Code section 409A shall conform to the applicable requirements of Code section 409A including, without limitation, the requirement that a distribution to a Participant who is a “specified employee” within the meaning of Code section 409A(a)(2)(B)(i) which is made on account of the specified employee’s Separation from Service shall not be made before the date which is six (6) months after the date of Separation from Service. However, distributions as aforesaid shall not be deemed to be a “deferral of compensation” subject to Code section 409A to the extent provided in the exception in Treasury Regulation Section 1.409A-1(b)(4) for short-term deferrals.

(b) In order to comply with all applicable federal, state and local tax laws or regulations, the Company may take such actions as it deems appropriate to ensure that all applicable federal, state and local payroll, withholding, income or other taxes are withheld or collected from the Participant.

(c) In accordance with the terms of the Plan, and such rules as may be adopted by the Compensation Committee under the Plan, the Participant may elect to satisfy the Participant’s federal, state and local tax withholding obligations arising from the receipt of, the vesting of or the lapse of restrictions relating to, the RSUs, by (i) delivering cash, check or money order payable to the Company, or (ii) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered having a Fair Market Value equal to the amount of such taxes. The Company will not deliver any fractional share of Common Stock but will instead round down to the next full number the amount of shares of Common Stock to be delivered. The Participant’s election must be made on or before the date that any such withholding obligation with respect to the RSUs arises. If the Participant fails to timely make such an election, the Company shall have the right to withhold a portion of the shares of Common Stock otherwise to be delivered having a Fair Market Value equal to the amount of such taxes.

7. Change in Control; Value Restoration Payment. In the event of a Change in Control in which the Company’s stock is no longer the publicly traded stock of the surviving entity, the Company shall cause the surviving entity to issue replacement RSUs (“Replacement RSUs”). The number of Replacement RSUs to be issued shall be calculated based on the fair market value of the Company’s Common Stock at the date of the Change in Control divided by the fair market value of the surviving entity’s common stock on such date. If such replacement RSUs are not issued for any reason, or if the common stock of the surviving entity is not publicly traded at the date of the Change in Control, then, notwithstanding the provisions of Section 3, all RSUs shall vest in full and all restrictions shall lapse upon the occurrence of the Change in Control.

The terms and provisions of this Certificate shall continue to apply to the Replacement RSUs upon issuance, including, without limitation, Section 3. In addition, the Participant shall be entitled to receive, with respect to Replacement RSUs that vest on each vesting date a value restoration payment with respect to such Replacement RSUs (a “Value Restoration Payment”). The Value Restoration Payment shall be equal to the difference between the fair market value of the surviving entity’s common stock on the date of the Change in Control and, if less, the fair market value of the surviving entity’s common stock on the date of vesting (including the date of accelerated full vesting, if applicable, in the event of termination as described in Section 3). For example, if the surviving entity’s common stock fair market value is $20.00 per share on the date of the Change in Control and is $15.00 per share on the date of vesting, the Participant shall be entitled to receive a Value Restoration Payment equal to $5.00 per Replacement RSU with respect to each Replacement RSU vesting on such vesting date. Any such Value Restoration Payment shall include interest (at the prime rate of interest of the Company’s principal bank in effect on the vesting date for the period between the date of the Change in Control and the applicable vesting date), and shall be paid in cash within thirty (30) days after the applicable vesting date.

8. Miscellaneous.

(a) The Award does not confer on the Participant any right with respect to the continuance of any relationship with the Company or its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such relationship at any time.

(b) The Company shall not be required to deliver any shares of Common Stock upon vesting or lapse of restrictions of any RSUs until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(c) An original record of the Award and all the terms thereof, executed by the Company, shall be held on file by the Company. To the extent there is any conflict between the terms contained in the Award Certificate and the terms contained in the original record held by the Company, the terms of the original record held by the Company shall control.

9. Definitions.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Cause” shall mean (i) an act or acts of personal dishonesty taken by the Participant and intended to result in substantial personal enrichment of the Participant at the expense of the Company, (ii) the Participant’s willful, deliberate and continued failure to substantially perform for the Company the normal material duties related to Participant’s job position which are not remedied in a reasonable period of time after receipt of written notice from the Company, (iii) violation by the Participant of any of the Company’s policies, including, but not limited to, policies regarding sexual harassment, insider trading, confidentiality, non-disclosure, non-competition, non-disparagement, substance abuse and conflicts of interest and any other written policy of the Company, which violation could result in the termination of the Participant’s employment; or (iv) the conviction of the Participant of a felony.

(c) “Change in Control.” For the purposes of this Certificate, a “Change in Control” shall mean:

(i) The acquisition, directly or indirectly, other than from the Company, by any person, entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding, for this purpose, the Company, its subsidiaries, any employee benefit plan of the Company or its subsidiaries, and any purchaser or group of purchasers who are descendants of, or entities controlled by descendants of, P.H. Glatfelter which acquires beneficial ownership of voting securities of the Company) (a “Third Party”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

(ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Directors”) cease in any twelve (12) month period for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Directors who are directors at the time of such vote shall be, for purposes of this Certificate, an Incumbent Director, but excluding for this purpose, any such person whose initial election as a member of the Board occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Third Part other than the Board; or

(iii) Consummation of (i) a reorganization, merger or consolidation, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation (other than the surviving entity) do not, immediately thereafter, beneficially own more than 50% of the combined voting power of the reorganized, merged or consolidated company’s then outstanding voting securities entitled to vote generally in the election of directors, or (ii) a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (whether such assets are held directly or indirectly) to a Third Party.

In addition to the foregoing, a Change in Control with respect to an individual Participant shall be deemed to occur if the Participant’s employment with the Company is terminated prior to the date on which a Change in Control occurs, and it is reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or anticipation of a Change in Control.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Committee” shall mean the Compensation Committee of the Board consisting of three or more Directors, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as in effect from time to time, and an “outside director” within the meaning of Section 162(m) of the Code and regulations promulgated thereunder, as in effect from time to time.

(f) “Disability” shall have the meaning set forth in the Plan.

(g) “Fair Market Value” shall have the meaning set forth in the Plan.

(h) “Good Reason” shall mean “Good Reason” as defined in the Participant’s Change in Control Employment Agreement for those Participants subject to such an agreement; otherwise, “Good Reason” shall mean (i) a material diminution in the Participant’s base salary, or (ii) a material change in the geographic location at which the Participant must perform services (for this purpose, a requirement that the Participant’s services be performed at a location less than forty (40) miles from the location where the Participant previously performed services shall not be considered a material change); provided that within ninety (90) days after the occurrence of any of the events listed in clauses (i) or (ii) above the Participant delivers written notice to the Company of his/her intention to terminate his/her employment for Good Reason specifying in reasonable detail the facts and circumstances deemed to give rise to the Participant’s right to terminate his/her employment for Good Reason and the Company shall not have cured such facts and circumstances within thirty (30) days after delivery of such notice by the Participant to the Company (unless the Company shall have waived its right to cure by written notice to the Participant) and provided further that the Participant in fact have a Separation from Service no later than thirty (30) days following the expiration of such thirty (30) day period.

(i) “Retirement” shall have the meaning set forth in the Plan.

(j) “Separation from Service” shall have the meaning set forth in the Plan.

A copy of the Amended and Restated Long-Term Incentive Plan is attached to this Certificate.

GLATFELTER

___________________________

By my signature below, I hereby acknowledge receipt of this Award Certificate on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further acknowledge receipt of the copy of the Plan and agree to conform to all of the terms and conditions of the Award Certificate and the Plan.

Signature:        Date: